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                   MORGAN STANLEY EMERGING MARKETS FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                         AMOUNT OF   % OF     % OF
              PURCHASE/            OFFERING     TOTAL      SHARES  OFFERING   FUNDS
   SECURITY     TRADE    SIZE OF   PRICE OF   AMOUNT OF  PURCHASED PURCHASED  TOTAL                    PURCHASED
  PURCHASED     DATE    OFFERING    SHARES     OFFERING   BY FUND   BY FUND  ASSETS      BROKERS          FROM
------------- --------- -------- ----------- ----------- --------- --------- ------ ---------------- -------------
Yes Bank Ltd.  1/22/10     --        INR         USD     8,790,012   3.92%    0.03%  Morgan Stanley,      CLSA
                                   269.500   $38,363,000                                  CLSA
                                                                                      Asia-Pacific
                                                                                    Markets, Goldman
                                                                                          Sachs

 Samsung Life 04/26/10     --        KRW      44,437,420     9,680   0.02%    0.36%  Bank of America    Goldman
Insurance Co.                    110,000.000                                         Merrill Lynch,   Sachs, Asia
                                                                                     Goldman Sachs &
                                                                                       Co., Korea
                                                                                      Investment &
                                                                                     Securities Co.,
                                                                                     Morgan Stanley,
                                                                                         Shinhan
                                                                                       Investment
                                                                                     Corp., Citi, KB
                                                                                      Investment &
                                                                                     Securities Co.
                                                                                       Ltd, Nomura
                                                                                     Holdings Inc.,
                                                                                         Samsung
                                                                                      Securities Co
                                                                                     Ltd., Tong Yang
                                                                                    Securities Inc.,
                                                                                    Woori Investment
                                                                                    & Securities Co.
                                                                                           Lt.

    PZU SA    05/12/10     --        PLN       25,819,00   428,806   0.02%    0.17%   Credit Suisse,  Goldman Sachs
                                   312.500                                            Morgan STnaley,
                                                                                      Deutsche Bank
                                                                                       AG, London
                                                                                     Branch, Goldman
                                                                                          Sachs
                                                                                     International,
                                                                                      Dom Maklerski
                                                                                        PKO Banku
                                                                                     Polskiego, Dom
                                                                                     Maklerski Banku
                                                                                         Ochrony
                                                                                       Srodowiska
                                                                                      Spolka Akcyjna
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